UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 22, 2026
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events

On September 22, 2026, BlackBerry Limited (the “Company”) and Vector Informatik (“Vector”) jointly announced the first design win for Alloy Kore™, the foundational vehicle OS jointly developed by QNX, a division of BlackBerry, and Vector.

The design win with Coretura, the software-defined vehicle platform company founded by Daimler Truck and Volvo Group, adds over $100 million to the QNX royalty backlog and is the largest design win in QNX history.

The Company defines QNX royalty backlog as estimated future revenue from variable forecasted royalties. The estimate is based on QNX royalty rates and projections of anticipated volumes using historical experience and current customer projections that management believes are reasonable over the expected life of a design. QNX royalty backlog may not be indicative of actual future revenue. Revenue ultimately recognized is subject to several factors, including actual production volumes and potential terminations or modifications of customer contracts.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of certain securities laws, including the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements in this news release include the estimated contribution of the design win to QNX royalty backlog; the timing and amount of associated royalty revenue; and BlackBerry’s and QNX’s strategies, opportunities and prospects.

The words “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “could,” “intend,” “believe,” “target,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances. These estimates and assumptions include, but are not limited to, assumptions regarding anticipated production volumes; the timing and successful completion of customer development, integration, deployment and production programs; applicable royalty rates; customer projections; the continued commercial relationship among the relevant parties; the performance and adoption of Alloy Kore; general industry and economic conditions; and competition.

Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation: changes in the scope, timing or status of the customer program; delays in development, integration, certification, deployment or commencement of production; actual production volumes differing from current projections; modifications, suspensions or terminations of customer contracts or programs; changes in royalty rates or product configurations; the customer’s ability to successfully develop, manufacture and market its vehicles; BlackBerry’s and its collaborators’ ability to develop, integrate, support and enhance Alloy Kore; the dependence of BlackBerry’s products and services on interoperability with rapidly changing systems provided by third parties; BlackBerry’s dependence in part on its relationships with customers, suppliers, collaborators, resellers and channel partners; intense competition; changes in industry standards, customer requirements, market conditions or technology; adverse macroeconomic and geopolitical conditions, including trade policies and national security concerns; risks relating to intellectual property, open-source software, product performance, cybersecurity, regulation and litigation; and fluctuations in BlackBerry’s quarterly revenue and operating results.

These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and in the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s Management’s Discussion and Analysis. Copies of these filings may be obtained through SEDAR+ and the U.S. Securities and Exchange Commission. Readers should not place undue reliance on BlackBerry’s forward-looking statements. Forward-looking statements are made only as of the date of this news release, and BlackBerry has no intention and undertakes no obligation to update or revise them, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	BlackBerry Limited press release dated September 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackBerry Limited

Date:	September 22, 2026	By:	/s/ Tim Foote
			Name:	Tim Foote
			Title:	Chief Financial Officer